Exhibit 99.1

Bob Pittman Named CEO Of CC Media Holdings

Appointment Underscores Clear Channel’s Evolution to a Fully Realized, Integrated Media, Digital and Entertainment Enterprise

Media Pioneer Will Oversee the Company’s Global Media Properties, including Broadcast, Digital and Mobile, Syndication, Media Representation and Outdoor

New York, NY – October 2, 2011 – CC Media Holdings, Inc. (OTCBB: CCMO), a leading global media, digital and entertainment company, announced today that Bob Pittman will become its Chief Executive Officer. Pittman joined Clear Channel in November 2010 as an investor and the company’s Chairman of Media and Entertainment Platforms. Pittman will join the Board of Directors of CC Media Holdings, Inc. and Clear Channel Communications, Inc.; in addition, he will join the Board of Directors of Clear Channel Outdoor Holdings, Inc., as its Executive Chairman. These appointments are effective immediately.

In his new role, Pittman will oversee the company’s businesses, which include:

Clear Channel Radio, which serves 150 cities through 850 owned radio stations and an additional 100 cities and 4,000 stations through its syndicated Premiere Radio Networks products. Clear Channel Radio also includes:

• Clear Channel Digital, which develops and operates iHeartRadio, the free, industry-leading digital radio product that combines access to all of Clear Channel’s live broadcast and digital-only radio stations as well as user-created Custom Stations. Clear Channel Digital also develops the companion digital products for each radio station brand, including strong social components;

• Media Services for the radio, media, digital, mobile and music industries, including Total Traffic Network, a groundbreaking programming and technology service delivering real-time traffic data to vehicles via in-car and portable navigation systems, broadcast media, wireless and Internet-based services; The Katz Media Group, the leading media representation firm in the US for radio and television stations; and RCS, which provides scheduling and broadcast software for radio, internet and television station in addition to research studies that aid the media and music businesses.

Clear Channel Outdoor Holdings, which is one of the world’s largest outdoor advertising companies with close to one million displays in over 40 countries across five continents. Clear Channel Outdoor includes:

• Americas Outdoor Advertising, which owns or operates nearly 190,000 displays across the United States, Canada and Latin America including operations in 49 of the 50 largest markets in the United States. The Americas business consist of various types of displays that include billboards; street furniture; transit displays; the Clear Channel Airports division, which is the premier innovator of contemporary display concepts and currently operates more than 260 airport programs across the globe; mall displays; wallscapes; and spectaculars including Spectacolor, a market leader in spectacular sign displays, with displays located in New York’s Times Square. The Company has been a leader in the development and operation of digital displays and networks across many of its U.S. markets.

• International Outdoor Advertising operates across Asia, Australia and Europe with displays across nearly 30 countries. The International business consists of street furniture and transit displays, billboards, mall displays, wallscapes and spectaculars. Clear Channel International’s street furniture division operates over 3,500 municipal advertising contracts worldwide.

Pittman will also remain a member of Pilot Group, LLC, a New York-based private investment firm.

“On behalf of the Board of Directors, I want to express how delighted I am that Bob has accepted this position,” said Mark Mays, Chairman of Clear Channel Media Holdings. “He has been an invaluable contributor to Clear Channel Radio since last November, and he is the perfect person to take Clear Channel to the next level. I look forward to his leadership of our company.”

“Bob Pittman brings a long history as a brilliant innovator and brand builder – from his days as a very successful radio programmer, creator of MTV and CEO of MTV Networks to his work helping to drive the phenomenal growth of AOL and his successful investments in other digital, media and technology companies. He has already generated a renewed sense of confidence and direction not only at Clear Channel, but across the entire radio and media landscape,” said Scott Sperling, Co-President of THL Partners.

“I’m thrilled we were able recruit Bob into the CEO role at Clear Channel. He is the perfect fit to lead this incredibly powerful media platform. He embraces creativity, and has given employees the motivation and freedom to innovate, take risks and succeed,” said John Connaughton, Managing Director of Bain Capital. “He thinks big, is not afraid of change and is intensely focused on driving new businesses, expanding our creative talent and maximizing the full value of Clear Channel’s extraordinary assets, ideas and people.”

Pittman’s appointment comes on the heels of several industry-leading achievements by Clear Channel Radio this past year. In March, the company acquired digital music company Thumbplay for its state-of-the-art technologies as well as its technology and product teams. Last week, Clear Channel hosted the iHeartRadio Music Festival, the largest live concert event in radio history, which marked the official launch of the New iHeartRadio, which combines more than 850 of the nation’s most popular live broadcast and digital-only radio stations from 150 cities with user-created Custom Stations. iHeartRadio was one of the few highlighted new products at Facebook's f8 conference on September 22nd, where it was recognized for its technology and cutting-edge social integration.

Additionally, Clear Channel has demonstrated its unique national promotional capabilities through significant relationships with record labels and social media leaders, and forging relationships with partners like Microsoft, Facebook, Zynga, Toyota and HP that reach further and deeper than advertising.

“Over the past year, I’ve had the unique opportunity to look at the Clear Channel people and assets up close and have found myself increasingly drawn to the company, to the point where the chance to get even more deeply involved has just become irresistible,” said Pittman. “I know first-hand that we have great people and the assets that allow them to do great things. We are so much more than just transmitters and broadcast towers – we leverage our local brands, personalities, strategic relationships and programming expertise to create unique experiences that forge real connections with consumers across our multiple platforms.”

Pittman continued, “I look forward to continuing to work closely with John Hogan and the Clear Channel Radio team to grow our company as we strengthen relationships with our consumers, advertisers, artists, labels and partners, nationally and locally – and I’m excited by the opportunity to work with Ron Cooper and William Eccleshare to help them make the most of our outdoor advertising potential by tapping into Clear Channel’s assets as a whole. I believe we have the technologies, the physical infrastructure, the content and, most importantly, the people to market to consumers better than any other media company in the world.”

About Bob Pittman

Robert W. Pittman, a founding member of Pilot Group, LLC, a New York private investment firm, is a media innovator who has made a significant impact in a number of industries and companies. He was co-founder of the MTV network, helped bring America Online into the mainstream consumer market, and turned around stagnant brands likes Six Flags Theme Parks and Century 21 Real Estate.

He has been CEO of MTV Networks, AOL Networks, Six Flags Theme Parks, Quantum Media, Century 21 Real Estate, and Time Warner Enterprises. He was also COO of America Online, Inc. and AOL Time Warner. Pittman began his career at age 15 as a radio announcer in his native Mississippi and programmed his first radio station in Pittsburgh, which became the number one rock FM station in its market. He had similar successes as the programmer of the NBC-owned AM and FM stations in Chicago and, later, at WNBC in New York, NBC Radio's flagship station. He is the former chairman of the Robin Hood Foundation and the Public Theater of New York, and still serves on those boards in addition to New York City Ballet, Rock and Roll Hall of Fame, and Alliance for Lupus Research. Among many honors, Pittman has been inducted into the Broadcasting and Cable Hall of Fame and received the International Radio and Television Society's Gold Medal and a Council of Fashion Designers of America (CFDA) Award. He was recognized in Life's “Five Original Thinkers of the ’80s", Advertising Age's "50 Pioneers and Visionaries of TV" and "10 Marketers Who Changed American Culture."

About CC Media Holdings

Clear Channel Media Holdings (OTCBB: CCMO) is one of the leading global media and entertainment companies specializing in radio, digital, out of home, mobile and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

The company's businesses include:

Clear Channel Radio, the leading media company in America with a greater reach in the U.S. than any radio or television company, which serves 150 cities through 850 owned radio stations and also includes Clear Channel Digital, which develops and operates iHeartRadio, the free, industry-leading digital radio product that combines access to all of Clear Channel’s live broadcast and digital-only radio stations with user-created Custom Stations, and develops the companion digital products for each radio station brand; Premiere Radio Networks, which syndicates 90 radio programs and services to more than 5,000 radio station affiliates reaching over 190 million listeners a week; Total Traffic Network, a ground-breaking programming and technology service delivering real-time traffic data directly to vehicles and radio stations, in more than 100 metropolitan markets in four countries, including the United States, Canada, Mexico, and New Zealand; and Katz Media Group, which is the largest media representation firm in the U.S. representing more than 2,600 radio stations and 400 television stations.

Clear Channel Outdoor Holdings, one of the world’s largest outdoor advertising companies with close to one million displays in over 40 countries across five continents, including 49 of the 50 largest markets in the United States, offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 700 digital displays across 37 U.S. markets. Clear Channel International operates in nearly 30 countries across Asia, Australia and Europe in a wide variety of formats and operates over 3,500 municipal advertising contracts worldwide.

For more information please visit www.ccmediaholdings.com.

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Contact:
Clear Channel
Wendy Goldberg, 212-549-0965
WendyGoldberg@clearchannel.com

About Clear Channel Communications

Clear Channel Communications, Inc. (OTCBB:CCMO) is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company's businesses include radio and outdoor displays. More information is available at www.clearchannel.com.

Certain statements in this release could constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Other key risks are described in the Clear Channel Communications' reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.